Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-73008, 333-74336, 333-81704, 333-81696, 333-103766, 333-103767, 333-113676, 333-113678 and 333-124499) and Form S-3 (No. 333-124123)  of LogicVision, Inc. of our report dated March 31, 2006 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

San Jose, California

March 31, 2006